Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-49826 of C-COR Incorporated on Form S-8 of our report dated June 22, 2007, appearing in this Annual Report on Form 11-K of C-COR Incorporated Supplemental Executive Retirement Plan for the year ended December 31, 2006.

/s/ Parente Randolph, LLC

Wilkes-Barre, Pennsylvania

June 22, 2007